UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2024

UNITED HOMES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)
(844) 766-4663
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
United Homes Group, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend its Form 8-K, originally filed with the U.S. Securities and Exchange Commission on September 25, 2024 (the “Original 8-K”), for the sole purpose of supplementing Item 5.02(d) of the Original 8-K to include additional disclosure regarding the compensatory arrangement and employment terms for Mr. Jamie Pirrello, who was appointed as the Company’s Interim Chief Executive Officer, and Mr. Michael Nieri, who was appointed as the Company’s Executive Chairman. No other revisions have been made to the Original 8-K, and other than as mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with Jamie Pirrello
On December 20, 2024, the Company and Mr. Pirrello entered into an employment agreement, effective as of October 1, 2024 (the “Pirrello Employment Agreement”), which sets forth the terms of Mr. Pirrello’s employment as the Company’s Interim Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”). Pursuant to the Pirrello Employment Agreement, Mr. Pirrello will:
•receive an annual salary of $500,000;
•be entitled to certain other benefits (e.g., insurance, vacation) commensurate with benefits received generally by the Company’s executive officers; and
•be subject to certain confidentiality, non-solicitation, non-competition, and non-disparagement agreements.
Unless earlier terminated pursuant to its terms or pursuant to the execution of a subsequent agreement between Mr. Pirrello and the Company, the Pirrello Employment Agreement will terminate three months after the Company’s selection of a permanent Chief Executive Officer.
Employment Agreement with Michael Nieri
On December 20, 2024, the Company and Mr. Nieri entered into an employment agreement, effective as of October 1, 2024 (the “Nieri Employment Agreement”), which sets forth the terms of Mr. Nieri’s employment as the Company’s Executive Chairman, reporting to the Board. Pursuant to the Nieri Employment Agreement, Mr. Nieri will;
•receive an annual salary of $584,000;
•be entitled to certain other benefits (e.g., insurance, vacation) commensurate with benefits received generally by the Company’s executive officers;
•be eligible for a 2024 incentive bonus based upon quantitative and qualitative factors established on February 16, 2024 by the Board’s Compensation Committee;
•be entitled to receive awards of stock options in an amount equal to the sum of the dollar value of equity awards granted to other executives of the Company, as follows: (i) 40% of the value of the highest grant of awards, (ii) 35% of the value of the second-highest grant of awards, and (iii) 25% of the value of the third-highest grant of awards; and
•be subject to customary confidentiality, non-solicitation, non-competition, and non-disparagement agreements.
The Nieri Employment Agreement has an initial term that expires on March 31, 2028 unless earlier terminated pursuant to its terms and will automatically extend for successive one-year periods beginning April 1, 2028 unless either party notifies the other of its intent to allow the Nieri Employment Agreement to expire at the then-current expiration date. The Nieri Employment Agreement also provides for severance benefits if Mr. Nieri’s employment is terminated under certain conditions (including a $5 million severance benefit should Mr. Nieri’s employment be terminated by the Company other than for “cause” or by Mr. Nieri for “good reason,” as such terms are defined in the Nieri Employment Agreement). Mr. Nieri’s receipt of severance benefits is in all cases subject to his execution of a release of claims that he may have against the Company.
The foregoing descriptions of the Pirrello Employment Agreement and the Nieri Employment Agreement are only summaries of the terms and provisions thereof and are qualified in their entirety by the full text of the Pirrello Employment Agreement and the Nieri Employment Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2024

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer